Confidential treatment requested by the registrant for its submission of this draft registration statement pursuant to Securities and Exchange Commission Rule 83	HUD-270

Exhibit 10.3

LOAN AGREEMENT (the "Agreement")
of 13/02/2013; effective as of 30/10/2012
between

DUFRY FINANCES SNC a company with offices at 17, rue des Jardiniers, L - 1835 Luxembourg, duly represented by its directors, Mr . Andreas Schneiter and Mr. Christophe Gaul,

("Lender")

and

HUDSON GROUP INC., a company with offices at One Meadowlands Plaza, Suite 902 East Rutherford NJ 07073, duly represented by its directors, Mr. Julian Diaz and Mr. Andreas Schneiter,

("Borrower")

WHEREAS, Lender and Borrower are both direct or indirect subsidiaries of Dufry AG;

WHEREAS, in 2008, Dufry International AG borrowed from external lenders and lent funds to the Borrower;

WHEREAS, Dufry International AG sought to refinance the external debt with a newly issued bond and refinancing Dufry International AG's external debt required that Borrower refinance its intercompany debt to Dufry International AG with new debt to Lender on substantially the same terms as the bond;

WHEREAS, the bond was issued on October 26, 2012 and consistent with this plan, Lender and Borrower have entered into a verbal agreement on 29/l0/2012 that as of 30/l0/2012 the Lender lends to Borrower, and the Borrower borrows from Lender USD 123'204'207.74, which is a portion of the proceeds of Lender's USD 500,000,000 5.500% notes due 2020 (the "2020 Notes"), on the terms and conditions specified in the Agreement;

WHEREAS, the agreement is supported by journal entries at Dufry International AG and by the invoicing and payment of interest under new debt by Borrower to Lender.

WHEREAS, this agreement reflects the plan involving the bond issuance and the refinancing of external and internal debt, and the verbal agreement referred to above, the parties enter into this Agreement, which shall be deemed to be effective as of 30/10/2012.

THE PARTIES AGREE AS FOLLOWS:

1.          Lender agrees to lend to Borrower and Borrower accepts as a loan from Lender an amount of US$123'204'207.74 (the "Loan").

2.          The Loan is contracted for general corporate purposes and/or to provide working capital to the Borrower and its subsidiaries.

3.          The proceeds of the Loa n shall only be used as provided above in clause 2.

4.          This loan will mature on October 15, 2022 . The Loan must be fully repaid in cash with interest (calculated and paid in the manner described in sections 5 and 6 be low) by the Borrower by such date.

Confidential treatment requested by the registrant for its submission of this draft registration statement pursuant to Securities and Exchange Commission Rule 83	HUD-271

5.          Interest will accrue from the date of each disbursement at the annual rate of 5.9589%, calculated on the basis of a 360-day year and actual days elapsed until the Loan and al l interest accrued thereon has been repaid in full, and compounded annually.

Interest due under this Agreement shall be paid in full without any set-off, counter claim or deduction whatsoever. Borrower shall make all payments to be made by virtue of this Agreement without any tax deduction unless required by law. If a tax deduction is required by law to be made on a payment due by Borrower, the amount of the corresponding payment due by Borrower shall be increased to an amount which (after making the tax deduction) leaves the payment in an amount equal to the payment which would have been due if no tax deduction had been required.

6.          Interest is payable semi-annually in arrears, each 15th April and 15th October, commencing April 15, 2013.

7.          The Loan will be repaid in whole, including interest accrued thereon, by the Borrower at any time that the Lender requests the Borrower make such repayment because the 2020 Notes are being redeemed. With the written consent of the Lender (which consent shall not be unreasonably withheld) the Borrower may (a) assign the Loan to another creditworthy directly or indirectly wholly-owned subsidiary of Dufry AG, provided the Borrower reasonably believes the assignee will have cash flows sufficient to service the Loan or (b) repay the Loan in whole or in part, but only where the Lender is able to immediately lend the proceeds from such repayment on substantially the same terms as this Loan, to another directly or indirectly wholly-owned subsidiary of Dufry AG that the Lender reasonably believes will have operating cash flows sufficient to service the loan in accordance with its terms.

8.          The Loan shall be immediately due and payable in any of the following events (events of defaults):

(a)          Non-Payment: Borrower fails to pay when and as required to be paid herein, any interest payment or amount of principal borrowed under the Loan;

(b)          Change of Control: Control of the Borrower passes so that the Borrower is no longer a directly or indirectly wholly-owned subsidiary of Dufry AG, whether by virtue of any agreement, offer, scheme or otherwise, to any person or persons, either acting individually or in concert whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and in the case of (a), upon the Lender by written notice to the Borrower, in any such case and at any time thereafter, demanding from the Borrower the payment of all amounts (if any) outstanding under the Loan.

9.          Representations and warranties: Borrower represents and warrants that (i) the proceeds of the Loan shall (in accordance with clause 3 of this Agreement) only be used as working capital and/or for general corporate purposes, (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Borrower, (iii) this Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with the terms thereof, and (iv) its indebtedness under this Agreement is its direct, unconditional, and general indebtedness and ranks, and will at all times rank, pari passu with all other unsecured indebtedness and liabilities (actual or contingent) issued, created, or assumed now or in the future or for which it is now or may at any time in the future otherwise be or become responsible.

Confidential treatment requested by the registrant for its submission of this draft registration statement pursuant to Securities and Exchange Commission Rule 83	HUD-272

10.         Representations and warranties: Lender represents and warrants that (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Lender, and (ii) this Agreement is legal, valid, binding and enforceable in accordance with its terms.

11.         This Loan embodies the entire agreement and understanding between Lender and Borrower, and supersedes all prior or contemporaneous agreements and understandings between the parties, verbal or written , relating to the subject matter hereof and thereof.

12.         The Lender and Borrower agree to treat the Loan as debt for all Swiss and non- Swiss income tax and reporting purposes.

13.         This Agreement, including the validity hereof and the rights and obligations of the patties hereunder, shall be construed in accordance with and governed by Swiss law (without reference to conflicts of laws principles). The provisions of this Agreement are severable; the unenforceability of any provision of this Agreement shall not affect the validity, binding effect and enforceability of any other provision or provisions of this Agreement.

IN WITNESS WHEREOF, the patties hereto have caused this Loan to be duly executed as of the day and year first above written.

DUFRY FINANCES SNC

/s/ Andreas Schneiter
By: Andreas Schneiter
Title: Director

/s/ Christophe Gaul
By: Christophe Gaul
Title: Director

HUDSON GROUP INC.

/s/ Julian Diaz
By: Julian Diaz
Title: Director

/s/ Andreas Schneiter
By: Andreas Schneiter
Title: Director